EXHIBIT 32.1
STATEMENT OF CHIEF EXECUTIVE OFFICER
OF HAMPSHIRE GROUP LIMITED
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Hampshire Group, Limited (the “Company”) on Form 10-K/A for the period ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Michael S. Culang, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:
1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael S. Culang
Michael S. Culang
Interim Chief Executive Officer and President Hampshire Group, Limited May 31, 2007